Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE district of delaware

In re: RAIT FUNDING, LLC, a Delaware limited liability company, et al.[1] Debtors.	Chapter 11 Case No. 19-11915 (BLS) (Jointly Administered) Re: D.I. 294 & 397

NOTICE OF (A) ENTRY OF FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING CHAPTER 11 PLAN OF LIQUIDATION, (B) EFFECTIVE DATE, AND (C) RELATED BAR DATES

PLEASE TAKE NOTICE that on January 30, 2020, the United States Bankruptcy Court for the District of Delaware (the “Court”) entered its Findings of Fact, Conclusions of Law, and Order Confirming the Debtors’ Joint Chapter 11 Plan [D.I. 397] (the “Confirmation Order”), which, among other things, confirmed the Debtors’ Joint Chapter 11 Plan [D.I. 294] (including all exhibits thereto, and as amended, supplemented, or modified from time to time pursuant to the terms thereof or by the Confirmation Order, the “Plan”).2

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The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: RAIT Funding, LLC, a Delaware limited liability company (9983); RAIT Financial Trust, a Maryland real estate investment trust (9819); RAIT General, Inc., a Maryland corporation (9987); RAIT Limited, Inc., a Maryland corporation (9773); Taberna Realty Finance Trust, a Maryland real estate investment trust (3577); RAIT JV TRS, LLC, a Delaware limited liability company (3190); and RAIT JV TRS Sub, LLC, a Delaware limited liability company (4870).  The mailing address for all Debtors is c/o M-III Partners, LLC, 130 W. 42nd Street, 17th Floor (Attn: Lyle Bauck).

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan or the Confirmation Order, as applicable.

ACTIVE.122251748.01

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order may be obtained free of charge at the Debtors’ case website: https://dm.epiq.com/rait or for a fee at the Court’s website: www.deb.uscourts.gov.

PLEASE TAKE FURTHER NOTICE that that all conditions precedent to the Effective Date have been satisfied or waived in accordance with Article X of the Plan, and the Effective Date of the Plan occurred on March 27, 2020.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on, among others, the Debtors, all Holders of Claims and/or Equity Interests (irrespective of whether such Claims or Equity Interests are Impaired under the Plan or whether the Holders of such Claims or Equity Interests have accepted the Plan), and any and all non-Debtor parties to executory contracts or unexpired leases with the Debtors, as provided in the Plan.

PLEASE TAKE FURTHER NOTICE that, in accordance with Article V, Section 5.4 of the Plan and paragraph 25 of the Confirmation Order, except where the Plan, Bankruptcy Code, or a Final Order provides otherwise, any Rejection Damages Claim arising from the rejection under the Plan of any Executory Contract or Unexpired Lease must be filed with the Claims and Solicitation Agent no later than April 26, 2020, the date that is thirty (30) days after the Effective Date.  Any Rejection Damages Claims that are not timely filed will be forever disallowed, barred, and unenforceable, and Persons holding such Claims will not receive any distributions under the Plan on account of such untimely Claims.

PLEASE TAKE FURTHER NOTICE that, in accordance with Article I, Section 1.1.2 of the Plan and paragraph 26 of the Confirmation Order, all requests for payment of an Administrative Claim (other than Professional Claims) must be filed with the Court and served on counsel to the Plan Administrator and counsel to the U.S. Trustee no later than April 26,

2020, the date that is thirty (30) days after the Effective Date. Except where the Plan, Bankruptcy Code, or a Final Order provides otherwise, the failure to file a motion requesting Allowance of an Administrative Claim on or before the Administrative Claims Bar Date, or the failure to serve such motion timely and properly, shall result in the Administrative Claim being forever barred and disallowed without further order of the Court.  If for any reason any such Administrative Claim is incapable of being forever barred and disallowed, then the Holder of such Claim shall in no event have recourse to any property to be distributed pursuant to the Plan.

PLEASE TAKE FURTHER NOTICE that, in accordance with Article II, Section 2.2 of the Plan, and paragraph 27 of the Confirmation Order, all final applications for payment of Professional Claims incurred during the period from the Petition Date through the Effective Date must be filed with the Court and served on counsel to the Plan Administrator and counsel to the U.S. Trustee no later than May 11, 2020, the date that is forty-five (45) days after the Effective Date. For the avoidance of doubt, nothing in the Confirmation Order or the Plan supersedes the Court’s Order Appointing Fee Examiner and Establishing Related Procedures Concerning Compensation and Reimbursement of Expenses of Professionals and Consideration of Fee Applications [D.I. 183] and the procedure put in place thereby governing the Fee Examiner’s review of Applications, as each of those terms are defined therein.

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Dated:March 27, 2020 Wilmington, Delaware

FAEGRE DRINKER BIDDLE & REATH LLP

/s/ Patrick A. Jackson
Patrick A. Jackson (Del. Bar No. 4976)
Joseph N. Argentina, Jr. (Del. Bar No. 5453)
222 Delaware Avenue, Suite 1410
Wilmington, DE 19801
Tel:  (302) 467-4200
Fax: (302) 467-4201
Patrick.Jackson@faegredrinker.com
Joseph.Argentina@faegredrinker.com

-and-

Michael P. Pompeo (admitted pro hac vice)
Brian P. Morgan (admitted pro hac vice)
1177 Avenue of the Americas, 41st Floor
New York, NY 10036-2714
Tel:  (212) 248-3140
Fax:  (212) 248-3141
Michael.Pompeo@faegredrinker.com
Brian.Morgan@faegredrinker.com

Counsel to the Debtors and
Debtors in Possession

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